Exhibit 35.1
SERVICER COMPLIANCE STATEMENT
DISCOVER CARD EXECUTION NOTE TRUST

Discover Card Execution Note Trust
c/o Discover Funding LLC
800 Prides Crossing, Suite 100
Newark, Delaware 19713

In connection with the Annual Report on Form 10-K of Discover Card Execution Note Trust, as the issuing entity in respect of the notes, for the fiscal year ended December 31, 2025 (the “Report”), the undersigned, a duly authorized officer of Capital One, National Association, as successor to Discover Bank for the period from January 1, 2025 to May 18, 2025, and for itself for the period from May 18, 2025 to December 31, 2025 (the “Servicer”), does hereby certify and represent that:

1.A review of the activities and performance of the Servicer (x) for the period from January 1, 2025 to December 18, 2025 (the "Pre-Defeasance Period") under (i) the Third Amended and Restated Pooling and Servicing Agreement, dated as of December 22, 2015, as amended, among Discover Bank, as Master Servicer and Servicer, Discover Funding LLC, as Transferor, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee, (ii) the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of May 18, 2025, among Capital One, National Association (as successor by merger to Discover Bank), Discover Funding LLC and U.S. Bank Trust Company, National Association, (iii) the Amended and Restated Indenture, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, dated as of December 22, 2015 and (iv) the Second Amended and Restated Indenture, dated as of May 18, 2025 (the “Second Amended and Restated Indenture”), between Discover Card Execution Note Trust and U.S. Bank Trust Company, National Association (collectively, the “Pre-Defeasance Agreements”) during the Pre-Defeasance Period that is the subject of the Report, and (y) for the period from December 18, 2025 to December 31, 2025 (the “Post-Defeasance Period”) under the Second Amended and Restated Indenture, as amended by Amendment No. 1 to Second Amended and Restated Indenture, dated as of December 18, 2025, between Discover Card Execution Note Trust and U.S. Bank Trust Company, National Association (as so amended, the “Post-Defeasance Agreement”), in each case, has been made under my supervision.
2.     To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under (x) the Pre-Defeasance Agreements in all material respects throughout the Pre-Defeasance Period and (y) under the Post-Defeasance Agreement in all material respects throughout the Post-Defeasance Period, in each case, that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 24th day of March, 2026.

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ MARK DANIEL MOUADEB

Name:	Mark Daniel Mouadeb
Title:	President, Card